Exhibit 21

Office of the Corporate Secretary
Amdahl Corporation                                  December 1995

                 AMDAHL CORPORATION SUBSIDIARIES

JURISDICTION             SUBSIDIARY
------------             ----------

Australia                Amdahl Australia Pty. Ltd.
Australia                Amdahl Imports Pty. Ltd.
Australia                Amdahl Pacific Services Pty. Ltd.
Australia                Amdahl Superannuation (Australia) Pty.
                         Ltd.
Australia                Antares Alliance Group, Australia PTY
                         Limited
Australia                DMR Group Australia Pty. Ltd.
Australia                DMR Group Development Pty. Ltd.
Australia                Emsys International Pty. Ltd.
Australia                Qadrant International Pty. Ltd.
Australia                RailTek Australia Pty. Ltd.
Austria                  Amdahl Computersysteme Gesellschaft
                         m.b.H.
Belgium                  Amdahl Belgium S.A./N.V.
Belgium                  DMR Group (Belgium) S.A.-N.V.
Bermuda                  Amdahl Ireland Limited
Bermuda                  Amdahl Middle East Operations Limited
California               Amdahl Asia, Inc.
California               Amdahl Capital Corporation
California               Amdahl Finance Corporation
California               Amdahl International Corporation
California               Amdahl International Sales Corporation
California               Amdahl International Services
                         Corporation
California               Amdahl Investment Corporation
California               Amdahl North Atlantic, Inc.
California               Amdahl Pacific Basin Operations, Inc.
California               Amsub Inc.
California               Amtemp, Inc.
Canada                   2638-6193 Quebec Inc. (APSI)
Canada                   Amdahl Canada Limited
Canada                   Amdahl Canada NRO Inc.
Canada                   Amdahl Communications Inc.
Canada                   Antares Alliance Group Canada Limited
Canada                   DMR AMS Inc.
Canada                   DMR Group (Europe) Inc.
Canada                   DMR Group Inc.
Canada                   DMR Quebec Inc.
Canada                   The IT Macroscope Inc.
Delaware                 Amdahl Federal Service Corporation
Delaware                 Antares Alliance Group
Delaware                 Antares Alliance Group, Europe, L.L.C.
Delaware                 Antares Alliance Group Holdings, Inc.
Denmark                  Amdahl Danmark Computer Systems A/S
France                   Amdahl France S.A.
France                   Group DMR S.A.
Germany                  Amdahl Deutschland GmbH
Hong Kong                Amdahl (China) Limited
Ireland                  Amdahl Ireland Limited
Italy                    Amdahl Italia S.p.A.
Malaysia                 Amdahl Asia Services SDN BHD
Malaysia                 DMR Group Malaysia SDN BHD
Massachusetts            DMR Group, Inc.
Netherlands              Amdahl Europe B.V.
Netherlands              Amdahl Nederland B.V.
Netherlands Antilles     Amdahl Overseas Capital Corporation N.V.
New Zealand              DMR Group New Zealand Limited
Norway                   Amdahl Norge A/S
South Africa             Amdahl South Africa (Pty) Limited
Switzerland              Amdahl (Schweiz) AG
Texas                    Bridging Solutions Corporation
Texas                    C. E. Services, Inc.
Texas                    Dalworth Holdings, Inc.
United Kingdom           AG Solutions Limited
United Kingdom           Amdahl Communications Systems Limited
United Kingdom           Amdahl International Management Services
                         Limited
United Kingdom           Amdahl (U.K.) Limited
United Kingdom           C E Services (Europe) Limited
United Kingdom           DMR Group Limited
United Kingdom           Landmark Communications Systems Limited